UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report  September 10, 2001
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                               Vanstar Films, Inc.
                      -------------------------------------
             (Exact name of registrant as specified in its chapter)

          Nevada                       0-30927                    98-0209053
----------------------------     ----------------------      ------------------
(State or other jurisdiction    (Commission File Number)     (IRS Employer ID #)
     of incorporation)


1895 26th Street, West Vancouver, B.C., Canada                    V7V 4K2
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 (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code 604-482-0111

                   1622 West 7th Ave, Vancouver, B.C., Canada
        ----------------------------------------------------------------
          (Former name or former address, if changed since last report)



Item 5. Other Events and Regulation FD Disclosure


Vancouver, BC, Canada, September 10, 2001 - Vanstar Films, Inc. (OTCBB: VSTF) announces the resignation of the existing Board of Directors and the appointment of John Curry, CA, Ron Voyer, CA and David Raffa, LLB as the Directors of the Company. The Board has also appointed John Curry as President and David Raffa as Corporate Secretary.

John Curry and Ron Voyer are both chartered accountants and experienced entrepreneurs. John is also a Director of WaveRider (NASDAQ: WAVC) and Voice Mobility (TSE: VMY, OTCBB: VMII and FWB: VMY). Ron is a partner in BlairCrossonVoyer an accounting firm specialized in providing taxation, valuation and litigation support services whose clients are lawyers, accountants and government agencies. David Raffa is a partner and COO of Catalyst Corporate Finance Lawyers which is the leading law firm in Western Canada focused on building and financing young technology companies. David also has expertise in matters of corporate governance and all matters relating to structuring and operating Boards.

The Company has terminated its efforts to develop a business in the film industry and is now assessing a new direction.

                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                       Vanstar Films, Inc.
                                                 -------------------------------
                                                          (Registrant)

                                                 /s/ John E. Curry
                                                 -------------------------------
Date: September 10, 2001                         John E. Curry, C.A., President